Articles of Incorporation
(PURSUANT TO NRS 78)
STATE OF NEVADA

Filed in the office of the
Secretary of State of the
STATE OF NEVADA


FEB. 07 1997
C2581-97

DEAN HELLER SECRETARY OF STATE

1. NAME OF CORPORATION:  Southern Ventures, Inc.

2. RESIDENT AGENT:

	Name of Resident Agent:	Resident Agents of Nevada, Inc.
	Street Address:		1188 West Bonanza Drive, Carson City, 89706

3. SHARES: (number of shares corporation is authorized to issue)

	Number of shares with par value:  50,000,000  Par value: .001

	Number of shares without par value: 0

4. GOVERNING BOARD: shall be styled as [Directors]  Trustees

	The FIRST BOARD OF DIRECTORS shall consist of [1] member(s) and
the name(s) 	and address(es) is (are) as follows:

		Gordon H. Tucker 3636 Rainbow Drive Tuscaloosa, AL 35405

5. PURPOSE (optional):

6. OTHER MATTERS: Number of pages attached [0]

7. SIGNATURE(S) OF INCORPORATOR(S):

		Donald R. Karr

		1188 West Bonanza Drive

		Carson City, NV 89706

		"Donald R. Karr"

          [SIGNATURE]

		State of NEVADA County of CARSON

		[2-7, 1997] by

		Donald R. Karr

		as incorporator of

		Southern Ventures, Inc.



		"S.L. Osheroff"

		S.L. OSHEROFF

		NOTARY PUBLIC- NEVADA

		Appt. Recorded in CARSON CITY

		My Appt. Exp. OCT. 7, 2000



8. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

I, Resident Agents of Nevada, Inc. hereby accept appointment as Resident Agent for the above named corporation.

"Donald R. Karr"

Signature of Resident Agent  Donald R. Karr, President  Date:
[2-7-97]

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(After Issuance of Stock)      Filed by:


[Southern Ventures, Inc.]

Name of Corporation

	We the undersigned 	[Gordon H. Tucker] and

					President or Vice President


[Elaine Knapp] of 				[Southern Ventures, Inc.]

Secretary or Assistant Secretary	Name of Corporation

do hereby certify:

	That the board of Directors of said corporation at a meeting duly convened, held on the [10th] day of [April , 1997], adopted a resolution to amend the original articles as follows:



	Article [3] is hereby amended to read as follows:



Number of Common Shares with par value: 40,000,000    	Par Value: .001


Number of Shares without par value: 0


Number of Class A Preferred Shares: 10,000,000			Par Value: .001


Whose voting powers, designations, preferences, limitations, restrictions and relative rights shall be prescribed by the Board of Directors.


	The number of shares of the corporation outstanding and entitled to vote on and amendment to the Articles of Incorporation is [9,533,250]; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



"Gordon H. Tucker"

President or Vice President



"Elaine Knapp"

Secretary or Assistant Secretary



State of [Alabama]

County of [Tuscaloosa]



	On [July 29, 1997], personally appeared before me, a Notary
Public,

[Elaine Knapp and Gordon H. Tucker], who Acknowledged that they executed the above instrument.



Acknowledged that they executed the above instrument.

"Katherine W. Duncan"  My Commission Expires March 4, 1998

Signature of Notary